UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2025

COASTALSOUTH BANCSHARES, INC.

(Exact name of Registrant as Specified in Its Charter)

Georgia	001-42730	57-1184730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Galleria Parkway Suite 1900
Atlanta, Georgia		30339
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (678) 396-4605

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	COSO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

On November 18, 2025, Mr. Boris Gutin notified the Board of Directors (the "Board") of CoastalSouth Bancshares, Inc. (the “Company”) that he is resigning from the Board of Directors, effective November 19, 2025.

Mr. Gutin was originally designated to the Board by GCP Capital Partners and its related funds, an investor in the Company's recapitalization in 2017. In connection with the Company’s recent initial public offering, and consistent with GCP's customary practice of not having representatives serve on the boards of public companies, Mr. Gutin determined that it was an appropriate time to step down.

Mr. Gutin expressed strong support for the Company, its management team, and the Board of Directors, and conveyed his appreciation for the opportunity to serve. His resignation is not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

The Board of Directors sincerely thanks Mr. Gutin for his dedicated service and valuable contributions during his tenure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CoastalSouth Bancshares, Inc.

Date:	November 19, 2025	By:	/s/ Stephen R. Stone
Stephen R. Stone President and Chief Executive Officer